Exhibit 99.1

Press Release	Source: API Technologies Corp.

API Technologies Reports Record Third Quarter and Nine

Month 2010 Results

Third Quarter Revenues Increase 207%

RONKONKOMA, NY – (PR Newswire) – April 13, 2010 —API Technologies Corp. (ATNY.OB) (“API” or the “Company”), a prime contractor in engineered systems, components and secure communications to the global defense and aerospace industries, today announced third quarter and nine month operating results for the period ending February 28, 2010. The results include the operations of the Kuchera Group of Companies following the date of acquisition on January 20, 2010.

Financial Highlights for the Third Quarter Ended February 28, 2010

•	Revenue was $17.5 million, a 207% increase from $5.7 million in the same quarter of fiscal 2009;

•	Gross profit of $4.5 million compared to $1.6 million in the previous year’s quarter;

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Gross margin of 25.5% as compared to 27.8% in the same 2009 quarter. Gross margin of the Company’s Engineered Systems and Components division increased to 30.6% from 27.8% in the previous comparable period;

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Net Loss of $6.6 million as compared to $1.6 million in the previous year. Excluding non-cash charges related to discontinued operations and non-recurring charges, non-GAAP net loss in 2010 would have been $0.9 million;

•	Balance sheet with approximately $7.2 million in cash and marketable securities; and

•	Consolidated backlog as at February 28, 2010 of $82.0 million.

Financial Highlights for the Nine Months Ended February 28, 2010

•	Revenue was $38.4 million, an increase of 101% from $19.2 million in the same period in 2009;

•	Gross profit increased 121% to $9.4 million versus $4.3 million in the same period last year;

•	Gross margin of 24.6% as compared to 22.3% for the nine months of 2009. Gross margin of the Company’s Engineered Systems and Components division increased to 29.8% from 22.3% in the previous year; and

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Net Loss of $9.4 million as compared to $4.3 million in the previous year. Excluding non-cash charges related to discontinued operations and non-recurring charges, non-GAAP net loss in 2010 would have been $0.7 million.

“I am pleased with the results from this quarter, and in particular the integration of our recent acquisition of the assets of the Kuchera Group of Companies,” said Stephen B. Pudles, API’s Chief Executive Officer. “Assuming we had owned Kuchera from the beginning of our fiscal year, API would have generated $85 million in revenues and over $7 million in EBITDA for the first nine months of this year.”

Mr. Pudles continued, “With the two acquisitions completed over the past year and the announcement of the closing of our nanotechnology R&D facility, API is now ideally positioned as a leading pure-play subcontractor to the global defense and aerospace industries. We expect over the next year to realize significant improvements in our operations as a result of our continued focus on integration and cost improvements.”

Operating Highlights

•	In February 2010, API announced the closing of its nanotechnology research and development subsidiary. The Company expects this process to be completed by May 31, 2010;

•	In February 2010, API launched the National Hybrid™ Terminal+, a compact, multi-protocol Data Bus Interface that supports simultaneous 1553/1760 functionality;

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In January 2010, API announced the acquisition of the Kuchera Group of Companies, a large U.S.-based defense subcontractor specializing in sophisticated electronics and highly-engineered systems for the defense, aerospace and communications industries that generated approximately $65 million in revenues for the twelve month period ended June 30, 2009.

Subsequent Events

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In March, 2010, API announced that Brian Throneberry has joined the Company as Vice President of Sales and Marketing. With over 25 years of executive-level leadership in sales, project management and global operations, Throneberry will lead sales and business development for API’s growing Defense and Systems business units;

•	In March 2010, API announced that the Company was presenting at the Roth Capital Partners 22nd Annual Growth Stock Conference in Laguna Niguel, California;

•	In March, 2010, API announced that its Board of Directors has approved a program to repurchase up to 10% of the Company’s outstanding common stock;

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In March 2010, API announced that it had been selected by a global Fortune 500 defense contractor to provide high-reliability magnetic components for use in radio communications systems deployed throughout the military and defense markets. The multi-year contract was valued at over $8 million and will be produced at the Company’s Canadian facility.

About API Technologies Corp.

The Company is a prime contractor in sophisticated electronics, highly engineered systems, secure communications and electronic components and subsystems to the global defense and aerospace industry. API Technologies’ customers include the governments of the U.S., Canada, the United Kingdom, NATO and the European Union, as well as many of the leading Fortune 500 companies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. API Technologies trades on the OTC Bulletin Board under the symbol ATNY. For further information, please visit the company website at www.apitech.com.

(1) In this press release, API has provided a non-GAAP financial measure for (i) net profit (loss) to reflect its financial results without expenses related to discontinued operations, certain non-recurring expenses related to software research & development, restructuring and acquisition expenses. Management believes the non-GAAP presentations make it easier for investors to compare current and historical period operating results. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows.

The following table reconciles third quarter and nine months GAAP net loss to non-GAAP net loss from continuing operations.

(in millions)

	9 months ended Feb 28,		3 months ended Feb 28,
	2010	2009	2010	2009

GAAP net (loss)	$(9.4)	$(4.3)	$(6.6)	$(1.6)

Discontinued operations	$5.8	$3.1	$4.0	$1.1

Restructuring charges	$0.6	$0.8	$0.6	$0.1

Acquisition charges	$2.0	$0.0	$0.9	$0.0

Other non-recurring expenses	$0.3	$0.0	$0.2	$0.0

Non-GAAP net (loss)	$(0.7)	$(0.4)	$(0.9)	$(0.4)

The following table reconciles nine months GAAP net loss to pro forma revenue and adjusted EBITDA from continuing operations.

(in millions)

	FY2010 YTD 10-Q	Pro Forma Adjustments	Pro Forma

GAAP Revenue	$38.4	$46.9	$85.3

GAAP net loss	$(9.4)		$(8.0)

Discontinued operations	$5.8	$0.0	$5.8

Restructuring charges	$0.6	$0.3	$0.9

Acquisition charges	$2.0	$0.0	$2.0

Other non-recurring expenses	$0.3	$0.0	$0.3

Depreciation	$0.7	$0.6	$1.3

Amortization of discount on notes	$0.1	$0.8	$0.9

Stock-based compensation expense	$1.0	$0.0	$1.0

Interest	$0.7	$2.4	$3.1

Taxes	$0.0	$0.0	$0.0

Non-GAAP adjusted EBITDA	$1.8		$7.3

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

For further information, please contact:

Jonathan Pollack

Executive Vice President

API Technologies Corp.

1-877-API-0-API

investors@apitech.com